UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2006

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

OREGON
(State or other jurisdiction of incorporation or organization)

333-109667-04	91-1797880
(Commission file number)	(IRS Employer Identification No.)

3850 THREE MILE LANE, McMINNVILLE, OREGON	97128-9496
(Address of principal executive offices)	(Zip Code)
503-472-9361
(Registrant’s telephone number, including area code)

NONE
         (Former name, former address and former fiscal year, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

      On February 16, 2006, Evergreen Holdings, Inc. ("Evergreen") held a conference call regarding the financial results for the three and nine months ended November 30, 2005. During the conference call, Evergreen disclosed that it expects to report approximately $760 million of consolidated operating revenue, after inter-company eliminations, for its fiscal year ending February 28, 2006, with the breakdown of that revenue approximately as follows:

Evergreen International Airlines, Inc.	$485 million
Evergreen Aviation Ground Logistics Enterprises, Inc.	$125 million
Evergreen Helicopters, Inc.	$78 million
Evergreen Air Center, Inc.	$62 million
Evergreen Aircraft Sales and Leasing Co.	$22 million
Evergreen Agricultural Enterprises, Inc.	$6 million
Sys-Tems LogistiX, Inc.	$8 million
Evergreen Holdings, Inc.	$15 million
Less inter-company eliminations	$(41 million	)
$760 million

Certain disclosures made in the conference call and in this Report on 8-K include "forward-looking statements" as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, Evergreen uses words such as "anticipates," "believes," "could," "may", "intends," "estimates," "projects," "plans," "expects" and similar expressions to identify forward-looking statements. Forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties that could cause Evergreen's actual results to differ materially from historical experience or Evergreen's present expectations. The risks and uncertainties to which Evergreen's business is subject include, but are not limited to, those risks and uncertainties included in the reports Evergreen files with the Securities and Exchange Commission, including, but not limited to, Evergreen's Quarterly Report on Form 10-Q for the period ended November 30, 2005 and Evergreen's Annual Report on Form 10-K for the fiscal year ended February 28, 2005. Evergreen cautions not to place undue reliance on forward-looking statements in today's conference call or this Report on Form 8-K, which speak only as of the date hereof. Evergreen assumes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC.
(Registrant)

Date: February 16, 2006	By:	/s/ John A. Irwin
John A. Irwin
Chief Financial Officer